Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP CONCLUDES
REPORTED FRAUD WAS AN ISOLATED EVENT

Wyomissing, PA – July 28, 2015- Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively “Customers” or the “Company”), today announced that its internal investigation has concluded that the previously reported fraudulent transaction that resulted in Customers taking a special $6 million specific reserve in the second quarter of 2015 (“Q2 2015”) was an isolated event.

“Our Risk Management, Loss Prevention, Credit and Finance teams have been working continuously since Wednesday, July 22, when the potential fraud was detected by the Company. We reviewed every loan originated by the Pennsylvania based team, and a sample of loans from all of our markets, our policies, governance and internal control processes, and our credit approval and portfolio management process, and have concluded this was an isolated event,” stated Jay Sidhu, Customers Chairman and CEO. “This type of thorough review was productive as it also identified two process and policy improvements that Customers Bank has already implemented that will minimize the chances of a similar fraud ever being committed in the future. We also looked at our collateral for this credit and believe the $6 million specific reserve is adequate and was a prudent move by Customers,” Sidhu continued.

“We will continue to further investigate this event, hold the perpetrators accountable, and pursue all avenues to collect the potential charge off. The Federal authorities have also started their investigation as has the other large bank that issued the potential fraudulent Letter of Credit. We remain optimistic that there could be a significant, if not complete, recovery here sometime in the future,” stated Richard Ehst, Customers President and COO.

Excluding this one-time reserve for the fraud loss, Customers exceeded expectations for Q2 2015 and year-to-date 2015 earnings. Customers also announced on July 23 that it expects to report in excess of $1.00 per share earnings for the second half of 2015 and achieve about 20% growth in earnings per share for 2016 compared to 2015. “Based upon this guidance by management, CUBI common stock is only trading at about 10 times 2016 earnings expectations,” stated Robert Wahlman, Customers CFO.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $7.6 billion. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”), Customers Bank provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, New Hampshire, Massachusetts, and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc. voting common shares are listed on the NYSE stock market under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the company’s website, www.customersbank.com.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.